                                                                   EXHIBIT 10.7

                                   AGREEMENT

     THIS AGREEMENT is made the 31st day of December, 1998 between Xyvision Enterprise Solutions, Inc., a Delaware corporation ("XES") and Jeffrey L. Neuman, as Trustee of The Tudor Trust u/d/t December 12, 1997 ("Tudor Trust").

      1. Recitals. XES entered into Contribution and Assumption Agreement dated December 31, 1998 with Xyvision, Inc. pursuant to which XES assumed an indebtedness of Xyvision, Inc. to Tudor Trust in the principal amount of $600,000. XES entered into a Secured Advance Facility Loan Agreement with Tudor Trust dated December 31, 1998 (the "Loan Agreement") pursuant to which Tudor Trust agreed to loan XES up to $1,000,000. Pursuant to section 1.4 of the Loan Agreement, the $600,000 principal indebtedness of Xyvision, Inc. to Tudor Trust assumed by XES is treated as the first loan advance by Tudor Trust to XES. Xes and Tudor Trust entered into a Series A Convertible Preferred Stock Purchase Agreement dated December 31, 1998 (the "Preferred Stock Purchase Agreement") pursuant to which Tudor Trust agreed to pay XES $1,000,000 for the purchase of 400,000 shares of the Series A Convertible Preferred Stock of XES.

      2. Amendment. XES and Tudor Trust hereby agree that the $600,000 indebtedness of Xyvision, Inc. to Tudor Trust assumed by XES shall not constitute the first loan advance under the Loan Agreement but shall constitute a partial payment of $600,000 for the purchase by Tudor Trust of 400,000 shares of the Series A. Convertible Preferred Stock of XES. The Loan Agreement and the Preferred Stock Purchase Agreement are hereby amended as set forth in this paragraph 2.

     3. Miscellaneous.

      (a) Except as amended by this Agreement, the Loan Agreement and the Preferred Stock Purchase Agreement shall remain in full force and effect.

      (b) This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document, and may be executed by facsimile signatures.

     IN WITNESS WHEREOF, this Agreement has been executed as of the year and date set forth above.

                        XYVISION ENTERPRISE SOLUTIONS, INC.


                         By: /s/ Kevin Duffy
                             ---------------------
                             Kevin Duffy, President


                         TUDOR TRUST


                         By: /s/ Jeffrey L. Neuman
                             ---------------------
                             Jeffrey L. Neuman, Trustee